UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2023

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CHARGE ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

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Delaware	001-41354	90-0471969
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

125 Park Avenue, 25th Floor New York, NY	10017
(Address of principal executive offices)	(Zip Code)

(212) 921-2100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001	CRGE	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter):

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 15, 2023, we held our 2023 Annual Meeting of Stockholders (the “Annual Meeting”) pursuant to a Notice of Annual Meeting of Stockholders and Proxy Statement filed with the Securities and Exchange Commission on April 25, 2023 (the “Proxy Statement”). Descriptions of each of the proposals voted upon at the Annual Meeting are contained in the Proxy Statement. At the close of business on April 17, 2023, the record date of the Annual Meeting, we had 212,849,281 shares of common stock issued and outstanding. The holders of a total of 171,932,378 shares of common stock were present at the Annual Meeting, either in person or by proxy, which total constituted a quorum for purposes of the Annual Meeting.

The following is a summary of the proposals voted on at the Annual Meeting, including the number of votes cast for and withheld or against, and the number of abstentions and broker non-votes, with respect to each proposal.

Proposal 1: Election of the directors in Class I named in the Proxy Statement to hold office until our annual meeting of stockholders to be held in 2026 or until their respective successor is duly elected and qualified.

	For	Withheld	Broker Non-votes
Craig Denson	145,560,078	4,074,042	22,298,258
Andrew Fox	125,495,581	24,138,539	22,298,258
Amy Hanson	145,616,742	4,017,378	22,298,258

Proposal 2: Ratification of the appointment of Ernst & Young LLP as our independent public accounting firm for the fiscal year ending December 31, 2023.

For	Against	Abstain
171,158,246	28,005	746,127

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SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this Form 8-K to be signed on its behalf by the undersigned duly authorized.

Dated:  June 21, 2023

CHARGE ENTERPRISES, INC.

By:	/s/ Leah Schweller
Leah Schweller
Chief Financial Officer

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